UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: March 18, 2010

(Date of earliest event reported)

KODIAK OIL & GAS CORP.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-32920

Yukon Territory	N/A
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1625 Broadway, Suite 250

Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(303) 592-8075

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 19, 2010, Kodiak Oil and Gas Corp. (“the Company”) announced that, effective March 18, 2010, James Keith Doss will no longer serve as the Company’s chief financial officer.

On March 19, 2010, the Company also announced that it appointed James P. Henderson as the Company’s new chief financial officer, effective April 1, 2010.  As compensation for his services, Mr. Henderson will (1) receive a base salary of $200,000 and (2) be granted stock options to purchase 200,000 shares of the Company’s common stock, having a grant date of April 1, 2010.  The stock options granted to Mr. Henderson shall be subject to the terms and conditions of the Company’s 2007 Stock Incentive Plan, filed by the Company on its Definitive Proxy Statement filed on April 27, 2007, and shall be subject to a grant agreement to be entered into between the Company and Mr. Henderson.  The exercise price of the stock options shall equal the closing sales price of the Company’s common stock as of April 1, 2010 as reported by the NYSE Amex.

Mr. Henderson, age 44, previously served as the Company’s chief financial officer from May 2007 until his departure in May 2008.  He rejoins the Company after two years as director of finance of Aspect Energy LLC, a Denver-based privately held energy company.  Prior to May 2007, he spent 17 years at Western Gas Resources (“Western Gas”) and its successor, Anadarko Petroleum Corp. (“Anadarko”), in its Denver office. During that time, he served as director, accounting services at Anadarko and in various financial roles including director, financial planning and analysis at Western Gas.

A copy of the press release announcing Mr. Doss’ departure and Mr. Henderson’s appointment is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description
99.1	Press release of Kodiak Oil & Gas Corp. dated March 19, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KODIAK OIL & GAS CORP.

By:	/s/ Lynn A. Peterson
Lynn A. Peterson
President and Chief Executive Officer

Date: March 24, 2010

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of Kodiak Oil & Gas Corp. dated March 19, 2010.